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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Key Components, LLC, Key Components Finance Corp., B.W. Elliott Manufacturing Co., Inc., Hudson Lock, Inc. and ESP Lock Products, Inc. of our report dated July 9, 1997 relating to the financial statements of RAD Lock, Inc., which appears in such Prospectus.


We also consent to the reference made to us under the heading "Experts" in such Prospectus.

                                 /s/ Greenberg, Rosenblatt, Kull & Bitsoli, P.C. GREENBERG, ROSENBLATT, KULL & BITSOLI, P.C.


Worcester, Massachusetts
August 26, 1998